Exhibit 10.16
                                                                         Summary

Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. ("the Company") and Longgang Branch, Agricultural Bank of China dated November 30, 2005.

Main contents:
>>    Contract No. (Shenzhen Longgang) Nong Yin Jie Zi (81101200500001810)
>>    Loan Amount (RMB) 16 million yuan
>>    Contract Term: November 30, 2005 ~ May 30, 2005
>>    Interest rate: fixed rate of 5.22%;
            |X| Penalty interest rate for delayed repayment: 5.22% plus 50% *5.22%;
            |X|   Penalty interest rate for embezzlement of loan proceeds: 5.22%
                  * 2;
>> Purpose of the loan is to provide working capital for the Company to buy raw material;
>>    Advanced repayment of loan needs to be approved by the Lender;
>> Breach of contract penalties: suspension of loan unprovided, demand prepayment of loan principal and interest before maturity; imposition of punitive interest; compensation for the Lender's expenses incurred due to the Company's breach of contract such as lawyer's fee, travel cost in case of litigation, etc.
>> The Loan agreement is under Comprehensive Credit Facility Agreement Of Maximum Amount entered between the Company and Agricultural Bank (Shenzhen Longgang Nongyin Shouzi No.200502370001;
>> The loan agreement is guaranteed by Guaranty Contract of Maximum Amount entered between BAK International Limited ("BAK HK") and Agricultural Bank (Shenzhen Longgang Nongyin Gaobaozi 81905200500000068) and Guaranty Contract of Maximum Amount entered between Li Xiangqian and Agricultural Bank (Shenzhen Longgang Nongyin Gaobaozi 200502379999).

Summary of the articles omitted
>>    Types of the loan
>>    Clearing of the loan interest
>>    Condition precedent to drawing of the loan
>>    Rights and obligations of the borrower
>>    Rights and obligations of the lender
>>    Guarantee of the loan
>>    Dispute settlement
>>    Miscellaneous
>>    Validity
>>    Notes